UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2020

Houlihan Lokey, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37537	95-2770395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Blvd., 5th Floor, Los Angeles, CA	90067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 310-788-5200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	HLI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On May 20, 2020, Houlihan Lokey, Inc. (the “Company”) completed an underwritten public offering of 3,000,000 shares of its Class A common stock, $0.001 par value per share (the “Class A Common Stock”). The offering generated net proceeds for the Company of approximately $188.7 million after deducting the underwriting discount and estimated offering expenses payable by us.

In connection with the offering, the Company entered into an underwriting agreement, dated May 18, 2020 (the “Underwriting Agreement”), between the Company and Goldman Sachs & Co. LLC (the “Underwriter”). The Underwriting Agreement contains customary representations and warranties of the parties, and indemnification and contribution provisions under which the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The offering was made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (the “SEC”) on October 20, 2017 (File No. 333-221057), a base prospectus, dated October 20, 2017, included as part of the registration statement, and a prospectus supplement, dated May 18, 2020, filed with the SEC pursuant to Rule 424(b) under the Securities Act. The Company is filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of its counsel, Latham & Watkins LLP, regarding certain Delaware law issues concerning the shares of Class A Common Stock sold in the offering.

Forward-Looking Statements

This current report on 8-K contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by the Company’s use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors (including the significant effect that the COVID-19 pandemic has had on our business and is expected to continue to have on our business) which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 18, 2020, by and between Houlihan Lokey, Inc. and Goldman Sachs & Co. LLC, as the underwriter.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2020	Houlihan Lokey, Inc.

	By:	/s/ J. Lindsey Alley
	Name:	J. Lindsey Alley
	Position:	Chief Financial Officer